Exhibit 99.1

For Immediate Release

Contacts:  Courtney Guertin

Corporate Communications Manager

401-457-9501

courtney.guertin@linmedia.com

Richard Schmaeling, Chief Financial Officer

401-457-9510

richard.schmaeling@linmedia.com

LIN TV Corp. Announces Second Quarter 2013 Results

PROVIDENCE, RI, July 30, 2013 – LIN TV Corp. (“LIN Media” or the “Company”; NYSE: TVL), a local multimedia company, today reported results for its second quarter ended June 30, 2013.

Summary of Results for the Second Quarter Ended June 30, 2013

•                  Net revenues increased 36% to $164.3 million, compared to $121 million in the second quarter of 2012.

•                  Local revenues, which include net local advertising revenues, retransmission consent fee revenues and television station website revenues, increased 44% to $107.1 million, compared to $74.3 million in the second quarter of 2012.

•                  Net national revenues increased 28% to $32.6 million, compared to $25.4 million in the second quarter of 2012.

•                  Interactive revenues, which include revenues from LIN Digital, Nami Media, Inc., Dedicated Media, Inc. (“Dedicated Media”) and HYFN, Inc. (“HYFN”), increased 98% to $20.8 million, compared to $10.5 million in the second quarter of 2012.  The Company acquired a controlling interest in both Dedicated Media and HYFN in April 2013.

•                  Net political revenues were $1.5 million, compared to $7.6 million during the second quarter of 2012.

•                  Operating income decreased 23% to $26.9 million, compared to $35 million in the second quarter of 2012.

•                  Net income per diluted share was $0.13, compared to $0.48 in the second quarter of 2012, which included a gain of $0.21 per share on the sale of discontinued operations.

Commenting on second quarter 2013 results, the Company’s President and Chief Executive Officer Vincent L. Sadusky said:

“Our results were driven by our recent television station acquisitions, higher pay TV subscriber fees and signficiant growth in our digital business, both organically and by adding HYFN and Dedicated Media to our portfolio. Looking ahead, the absence of political revenues and the slow economic recovery will negatively impact growth for the remainder of 2013. We will continue to remain focused on executing our strategy that has helped transform LIN Media into a more diversified, multimedia company with superior content and marketing solutions for every screen.”

Operating Highlights

•                  During the second quarter of 2013, the Company operated the number one or number two local news station in 70% of its Big 4 news markets.(1)

•                  Core local and national time sales combined, which excludes political time sales, increased 30% in the second quarter of 2013, compared to the second quarter of 2012.

•                  The automotive category, which represented 24% of local and national advertising sales in the second quarter of 2013 decreased 3% compared to the second quarter of 2012.

(1) Average of LIN Media’s May 2013 Nielsen ratings based on key demographics. Monday-Friday, Early Morning, Early Evening, Late News. All Nielsen data included in this release represents Nielsen’s estimates, and Nielsen has neither reviewed nor approved the data included in this release.

•                  According to comScore’s June 2013 Media Metrix report, the Company’s unduplicated desktop reach exceeded 80 million U.S. unique visitors, reaching over 36% of the total U.S. Internet audience.(2)

•                  According to comScore’s June 2013 Multi-Platform Media Metrix report, 89% of the Company’s websites and mobile properties, in comScore measured markets, ranked number one or number two in their local market for total unique visitors/viewers versus the Company’s measured local broadcast competitors.(3)

•                  According to comScore’s June Media Metrix report, the Company’s advertising networks reach increased by 68% to 79 million unique visitors, compared to 47 million unique visitors in June 2012, with LIN Digital ranking among the Top 30 Ad Networks.(4)

Key Balance Sheet and Cash Flow Items

Total debt outstanding as of June 30, 2013, net of cash, was $925.1 million, compared to $843.9 million as of December 31, 2012.  Unrestricted cash and cash equivalent balances as of June 30, 2013 were $19.8 million, compared to $46.3 million as of December 31, 2012.

On April 4, 2013, the Company acquired a 50.1% interest in HYFN, a full service digital advertising agency that develops and implements mobile, social and web experiences and, on April 9, 2013, the Company acquired a 60% interest in Dedicated Media, a  leader in multi-channel digital marketing solutions. Total cash consideration for these acquisitions was $12.6 million.

There were no amounts outstanding under the revolving credit facility as of June 30, 2013 and December 31, 2012.  As of June 30, 2013, $75 million was available for borrowing under the revolving credit facility.  Consolidated net leverage, as defined in the credit agreement governing the senior secured credit facility, was 3.8x as of June 30, 2013, compared to 3.3x as of December 31, 2012.  Other components of cash flow in the second quarter of 2013 include cash capital expenditures of $7.4 million and cash payments for programming of $8.4 million.

Business Outlook

The Company has provided historical quarterly financial information for its continuing operations and other key information on its website.  Interested parties should go to the Investor Relations section of www.linmedia.com.

The Company expects that net revenues for the third quarter of 2013 will increase in the range of 22% to 25% (or $28.9 million to $32.9 million), as compared to net revenues of $133.1 million in the third quarter of 2012, primarily as a result of the Company’s recent acquisitions. On a same station basis, the Company expects that net revenues will be down 10% to 11% compared to the third quarter of 2012, due largely to the absence of significant political advertising.

The Company expects that its direct operating and selling, general and administrative expenses, which include variable sales-related expenses, will increase in the range of 59% to 61% (or $39.5 million to $40.5 million) in the third quarter of 2013 as compared to reported expenses of $66.5 million in the third quarter of 2012. On a same station basis, the Company expects that direct operating and SG&A expenses will increase in the range of 11% to 13% compared to the third quarter of 2012.

The Company’s current outlook for revenues, expenses and cash flow items for the third quarter of 2013, excluding special items, are anticipated to be in the following ranges:

Third Quarter of 2013
Net broadcast revenues	$137.0 to $140.0 million
Interactive revenues	$22.5 to $23.5 million
Barter/Other revenues	$2.5 million
Total net revenues	$162.0 to $166.0 million
Direct operating and selling, general and administrative expenses(1)	$106.0 to $107.0 million
Station non-cash stock-based compensation expense	$0.5 million

(2)  comScore Media Metrix, Audience Duplication, June 2013 including LIN Media, LIN Digital and Dedicated Media.

(3)  comScore Multi-Platform Media Metrix data, Total Digital Population; June 2013.  The basis for comparison is calculated against the Company’s and local media competitors’ self-defined classification from within the comScore dictionary, excluding LIN Media markets not currently measured by comScore; Birmingham, Savannah, Topeka and Mason City.

(4)  comScore Media Metrix, Display Ad Ecosystem, Advertising Networks and Buy Side Adv Network. comScore Media Metrix, Audience Duplication, June 2012 vs. June 2013 including Ad Networks LIN Digital and Dedicated Media.

Amortization of program rights	$7.5 to $8.0 million
Cash payments for programming	$8.0 to $8.5 million
Corporate expense(1)	$7.0 to $7.5 million
Corporate non-cash stock-based compensation expense	$1.6 million
Depreciation and amortization of intangibles	$16.5 to $17.5 million
Cash capital expenditures	$4.0 to $6.0 million
Cash interest expense	$13.0 to $13.5 million
Principal amortization of term loans and finance lease obligations	$2.8 million
Cash taxes (2)	$0.3 to $0.5 million
Effective tax rate	38% to 40%

(1) Includes non-cash stock-based compensation expense.

(2) Excluding consideration of cash taxes related to the sale of the Company’s joint venture with NBCUniversal Media LLC (see Note 1 in the Company’s Form 10-Q for the quarterly period ended March 31, 2013 for further information).

The Company advises that all of the information and factors set forth above are subject to risks, uncertainties and assumptions (see “Forward-Looking Statements” below), which could individually or collectively cause actual results to differ materially from those projected above.

Conference Call

The Company will hold a conference call to discuss its second quarter 2013 results today, July 30, 2013, at 9:00 AM Eastern Time.  To participate in the call, please dial 1-800-768-6570 for U.S. callers and 1-785-830-1942 for international callers.  The call-in pass code is 5871256. Callers who intend to participate in the call should dial-in 10 minutes before the start of the call to ensure access. The conference call will also be webcast simultaneously from the Company’s website, www.linmedia.com, and can be accessed there through a link on the home page. For those unavailable to participate in the live teleconference, a replay will be accessible via the Investor Relations section of www.linmedia.com or by dialing 1-888-203-1112 and entering the same pass code as above.  The telephone replay will be available through August 12, 2013.

Access to Non-GAAP Financial Measures and Other Supplemental Financial Data

The Company reports and discusses its operating results using financial measures consistent with generally accepted accounting principles (“GAAP”) and believes this should be the primary basis for evaluating its performance.  Non-GAAP financial measures such as Broadcast Cash Flow (“BCF”), Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”) and Free Cash Flow (“FCF”) should not be viewed as alternatives or substitutes for GAAP reporting. However, BCF, Adjusted EBITDA and FCF are common supplemental measures of performance used by investors, lenders, rating agencies and financial analysts. As a result, these non-GAAP measures can provide certain additional insight about the market value of the Company and its stations; the Company’s ability to fund acquisitions, investments and working capital needs; the Company’s ability to service its debt; the Company’s performance versus other peer companies in its industry; and other operating performance trends for its business. The Company makes available reconciliations of its operating income, a GAAP reporting measure, to BCF, Adjusted EBITDA and FCF on the Company’s website. In addition, the Company provides additional information on its website, at the same location, regarding historical revenue by source, pro forma income statement information and certain other components of cash flow. Interested parties should go to the Investor Relations section of www.linmedia.com.

Forward-Looking Statements

The information discussed in this press release, particularly in the section with the heading “Business Outlook,” includes forward-looking statements about the Company’s future operating results within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The Company based these forward-looking statements on its current assumptions, knowledge, estimates and projections about factors that could affect its future operations. Although the Company believes that its assumptions made in connection with the forward-looking statements are reasonable, no assurances can be given that those assumptions and expectations will prove to be correct. Statements in this press release that are forward-looking include, but are not limited to, local, national and political advertising growth; changes in interactive, network compensation, barter and other revenues; changes in direct operating, selling, general and administrative, amortization of program rights and corporate expenses; and cash programming, cash capital expenditures, cash interest expense and principal amortization, cash tax payments and effective tax rates. These forward-looking statements are subject to various risks, uncertainties and assumptions which may cause these expectations and assumptions not to occur or to differ materially from those outcomes projected in the forward-looking statements. Such risks and uncertainties include, but are not limited to, general economic uncertainty; restrictions on the Company’s operations as a result of the Company’s indebtedness; global or local events that could disrupt television broadcasting; softening of the domestic advertising market; further consolidation of national and local advertisers, and the national sales representation market; risks associated with acquisitions, and the integration of any acquired businesses; changes in television viewing patterns, ratings and commercial viewing measurement; increases in news and syndicated programming costs, and capital expenditures; changes in television network affiliation agreements and retransmission consent agreements; changes in government regulation; competition;

seasonality; effects of complying with accounting standards; potential influence of certain stockholders, including HM Capital Partners I, LP and its affiliates, tax impact resulting from the sale of the Company’s interest in the joint venture with NBCUniversal Media LLC; effects of the proposed merger between the Company and its wholly-owned subsidiary, LIN Media LLC, and other risks discussed in the Company’s Annual Report on Form 10-K,the Proxy Statement filed on July 3, 2013, and other filings made with the SEC (which are available on the Investor Relations section of www.linmedia.com, or at www.sec.gov), which are incorporated in this release by reference. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, unless otherwise required to by applicable law.

About LIN Media

LIN Media is a local multimedia company that operates or services 43 television stations and seven digital channels in 23 U.S. markets, along with a diverse portfolio of websites, apps and mobile products that make it more convenient to access its unique and relevant content on multiple screens.

LIN Media’s highly-rated television stations deliver important local news and community stories along with top-rated sports and entertainment programming to 10.5% of U.S. television homes. LIN Media’s digital media operations focus on emerging media and interactive technologies that deliver performance-driven digital marketing solutions to some of the nation’s most respected agencies and brands. LIN Media is traded on the NYSE under the symbol “TVL”.

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– financial tables follow –

LIN TV Corp.

Consolidated Statements of Operations

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
	(in thousands, except per share data)

Net revenues	$164,346	$121,016	$305,338	$224,216

Operating expenses:
Direct operating	63,623	37,245	118,191	72,402
Selling, general and administrative	40,040	28,043	77,338	56,426
Amortization of program rights	7,152	5,381	14,937	10,600
Corporate	9,094	8,219	19,365	14,965
General operating expenses	119,909	78,888	229,831	154,393
Depreciation, amortization and other operating expenses:
Depreciation	11,320	6,651	22,958	13,410
Amortization of intangible assets	5,723	478	11,152	955
Restructuring	391	—	2,523	—
Loss from asset dispositions	87	4	182	3
Operating income	26,916	34,995	38,692	55,455
Other expense:
Interest expense, net	14,428	9,266	28,299	19,636
Share of loss in equity investments	25	62	25	153
Loss on extinguishment of debt	—	—	—	2,099
Other income, net	84	101	60	88
Total other expense, net	14,537	9,429	28,384	21,976

Income before provision for income taxes	12,379	25,566	10,308	33,479
Provision for income taxes	5,210	10,109	4,159	12,907
Income from continuing operations	7,169	15,457	6,149	20,572
Discontinued operations:
Loss from discontinued operations, net of a provision for (benefit from) income taxes of $34 and $(541) for the three and six months ended June 30, 2012, respectively	—	(76)	—	(1,018)
Gain on the sale of discontinued operations, net of a provision for income taxes of $6,306 and $6,223 for the three and six months ended June 30, 2012, respectively	—	11,678	—	11,389
Net income	7,169	27,059	6,149	30,943
Net loss attributable to noncontrolling interests	(306)	(59)	(470)	(441)
Net income attributable to LIN TV Corp.	$7,475	$27,118	$6,619	$31,384

Basic income per common share attributable to LIN TV Corp.:
Income from continuing operations attributable to LIN TV Corp.	$0.14	$0.28	$0.13	$0.38
Loss from discontinued operations, net of tax	—	—	—	(0.02)
Gain on the sale of discontinued operations, net of tax	—	0.21	—	0.20
Net income attributable to LIN TV Corp.	$0.14	$0.49	$0.13	$0.56
Weighted-average number of common shares outstanding used in calculating basic income per common share	52,278	55,174	52,095	55,680

Diluted income per common share attributable to LIN TV Corp.:
Income from continuing operations attributable to LIN TV Corp.	$0.13	$0.27	$0.12	$0.37
Loss from discontinued operations, net of tax	—	—	—	(0.02)
Gain on the sale of discontinued operations, net of tax	—	0.21	—	0.20
Net income attributable to LIN TV Corp.	$0.13	$0.48	$0.12	$0.55

Weighted-average number of common shares outstanding used in calculating diluted income per common share	55,595	56,300	55,406	56,959

LIN TV Corp.

Consolidated Balance Sheets

(unaudited)

	June 30,	December 31,
	2013	2012
	(in thousands, except share data)
ASSETS
Current assets:
Cash and cash equivalents	$19,799	$46,307
Accounts receivable, less allowance for doubtful accounts (2013 - $3,858; 2012 - $3,599)	132,942	126,150
Deferred income tax assets	389	—
Other current assets	7,355	6,863
Total current assets	160,485	179,320
Property and equipment, net	232,204	241,926
Deferred financing costs	18,064	19,135
Goodwill	202,998	192,079
Broadcast licenses, net	536,515	536,383
Other intangible assets, net	57,371	59,686
Other assets	14,197	12,885
Total assets	$1,221,834	$1,241,414

LIABILITIES, REDEEMABLE NONCONTROLLING INTEREST AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Current portion of long-term debt	$14,028	$10,756
Accounts payable	16,254	18,955
Income taxes payable	160,284	766
Accrued expenses	58,106	153,246
Deferred income tax liabilities	—	168,219
Program obligations	8,989	10,770
Total current liabilities	257,661	362,712
Long-term debt, excluding current portion	930,910	879,471
Deferred income tax liabilities	51,750	40,556
Program obligations	4,073	4,281
Other liabilities	40,925	42,716
Total liabilities	1,285,319	1,329,736

Commitments and Contingencies

Redeemable noncontrolling interest	13,846	3,242

Stockholders’ deficit:
Class A common stock, $0.01 par value, 100,000,000 shares authorized, Issued: 38,431,316 and 35,672,528 shares as of June 30, 2013 and December 31, 2012, respectively Outstanding: 33,483,657 and 30,724,869 shares as of June 30, 2013 and December 31, 2012, respectively	316	313
Class B common stock, $0.01 par value, 50,000,000 shares authorized, 20,901,726 and 23,401,726 shares as of June 30, 2013 and December 31, 2012, respectively, issued and outstanding; convertible into an equal number of shares of class A or class C common stock	235	235
Class C common stock, $0.01 par value, 50,000,000 shares authorized, 2 shares as of June 30, 2013 and December 31, 2012, issued and outstanding; convertible into an equal number of shares of class A common stock	—	—
Treasury stock, 4,947,659 shares of class A common stock as of June 30, 2013 and December 31, 2012, at cost	(21,984)	(21,984)
Additional paid-in capital	1,136,784	1,129,691
Accumulated deficit	(1,157,816)	(1,164,435)
Accumulated other comprehensive loss	(34,866)	(35,384)
Total stockholders’ deficit	(77,331)	(91,564)
Total liabilities, redeemable noncontrolling interest and stockholders’ deficit	$1,221,834	$1,241,414

LIN TV Corp.

Consolidated Statements of Cash Flows

(unaudited)

	Six Months Ended June 30,
	2013	2012
	(in thousands)
OPERATING ACTIVITIES:
Net income	$6,149	$30,943
Loss from discontinued operations	—	1,018
Gain on the sale of discontinued operations	—	(11,389)
Adjustment to reconcile net income to net cash provided by operating activities:
Depreciation	22,958	13,410
Amortization of intangible assets	11,152	955
Amortization of financing costs and note discounts	1,808	1,153
Amortization of program rights	14,937	10,600
Cash payments for programming	(16,072)	(11,296)
Loss on extinguishment of debt	—	871
Share of loss in equity investments	25	153
Deferred income taxes, net	3,803	12,391
Stock-based compensation	4,528	3,738
Loss from asset dispositions	182	3
Other, net	846	862
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	1,203	(3,592)
Other assets	(3,036)	(2,155)
Accounts payable	(6,479)	(1,557)
Accrued interest expense	4,510	(2,434)
Other liabilities and accrued expenses	(3,949)	(1,979)
Net cash provided by operating activities, continuing operations	42,565	41,695
Net cash used in operating activities, discontinued operations	—	(2,736)
Net cash provided by operating activities	42,565	38,959

INVESTING ACTIVITIES:
Capital expenditures	(14,170)	(13,716)
Change in restricted cash	—	255,159
Payments for business combinations, net of cash acquired	(9,824)	(33,500)
Proceeds from the sale of assets	34	1
Capital contribution to joint venture with NBCUniversal	(100,000)	—
Shortfall loans to joint venture with NBCUniversal	—	(1,680)
Net cash (used in) provided by investing activities, continuing operations	(123,960)	206,264
Net cash provided by investing activities, discontinued operations	—	29,520
Net cash (used in) provided by investing activities	(123,960)	235,784

FINANCING ACTIVITIES:
Net proceeds from exercises of employee and director stock-based compensation	1,156	352
Proceeds from borrowings on long-term debt	96,000	20,000
Principal payments on long-term debt	(41,617)	(297,415)
Payment of long-term debt issue costs	(652)	(199)
Treasury stock purchased	—	(6,500)
Net cash provided by (used in) financing activities	54,887	(283,762)

Net decrease in cash and cash equivalents	(26,508)	(9,019)
Cash and cash equivalents at the beginning of the period	46,307	18,057
Cash and cash equivalents at the end of the period	$19,799	$9,038